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                                                                   Exhibit 99.2

                                  Certification

Pursuant to 18 U.S.C. Sec. 1350, the undersigned officer of Block Communications, Inc. (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   November 14, 2002                             /s/ Gary J. Blair
                                               -------------------------------
                                               Name:   Gary J. Blair
                                               Title:  Executive Vice President/
                                                       Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. Sec. 1350 and is not being filed as part of the Report or as a separate disclosure document.